UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2009

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d) Election of New Directors

Effective September 8, 2008 the Company’s Board of Directors elected the following individuals to fill vacancies on the Board, to serve until the next meeting of the Company’s stockholders: Ronald L. Chez, Andrew Arno and Douglas G. Bergeron.

Each of these individuals invested in the Company’s Series D Preferred Stock in the transaction which closed on August 27.  Mr. Chez invested $3.4 million, Mr. Arno invested $600,000 and Mr. Bergeron invested $800,000 through an entity which he controls.  The Investors Rights Agreement entered into in connection with the Series D Preferred Stock provides that (i) Mr. Chez has the right to designate two members of the Company’s Board of Directors, (ii) each of Mr. Arno and Mr. Bergeron has the right to designate one member, and (iii) all holders of Series D Preferred agree to vote their shares for such designees.  Taking these three additional members into account, there is one remaining vacancy on the Company’s Board.  Mr. Chez has the right to designate a member for such seat, but has not yet exercised this right at this time.

Mr. Chez has also entered into an agreement with the Company whereby he will serve as the Chairman of a new Strategic Advisory Committee of the Board of Directors.  In connection with such service, Mr. Chez will receive warrants to purchase 25,000 shares of the Company’s Common Stock at $0.65 per share for each month of service.  If his duties in this capacity require more than 10 hours of work in any month, Mr. Chez will also be entitled to receive cash payments of $500 per hour for each hour over 10.  Other committee assignments for Messrs. Chez, Arno and Bergeron have not yet been determined.  Each of Messrs. Chez, Arno and Bergeron will be compensated for their Board service on the same basis as the Company’s other directors.

Further information regarding the Series D Preferred Stock transaction and related transaction is available in the Series D Preferred Stock Purchase Agreement, Investors Rights Agreement and Strategic Advisory Agreement.

Item 8.01	Other Events

The Company executed definitive agreements to sell and issue $10.2 million in Series D Preferred Stock and Warrants to purchase Common Stock on August 27, 2009.  Those agreements provided for the proceeds to be held in escrow pending issuance of the securities.  The Series D Preferred Stock and Warrants were issued, and the $10.2 million in proceeds were released from escrow, on September 8, 2009.

Item 9.01	Exhibits

(d) Exhibits.

3.5	Certificate of Designation filed with the Secretary of State of Delaware on August 27, 2009. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 28, 2009.)

10.47
Series D Preferred Stock Purchase Agreement by and among the Company and the Investors named therein dated August 27, 2009 providing for the sale and issuance of Series D Preferred Stock.  (Incorporated by reference to the Company’s Amended Current Report on Form 8-K/A filed on September 2, 2009.)

10.48
Investors Rights Agreement by and among the Company and the Investors named therein dated August 27, 2009.  (Incorporated by reference to the Company’s Amended Current Report on Form 8-K/A filed on September 2, 2009.)

10.50
Strategic Advisory Agreement by and between the Company and Ronald L. Chez dated August 27, 2009.  (Incorporated by reference to the Company’s Amended Current Report on Form 8-K/A filed on September 2, 2009.)

99.1	Press Release announcing the closing of escrow for the Series D Preferred Financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: September 9, 2008	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer